UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 5, 2014 (Date of earliest event reported)

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VITACOST.COM, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500

Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 5, 2014, Vitacost.com, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were: (1) the election of a Board of Directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2014 and (3) an advisory vote on executive compensation of our named executive officers.

1.	Election of a Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

		Number of Shares
	Voted For	Withheld	Non-Votes
Christopher S. Gaffney	15,598,520	8,106,166	9,053,298
Stuart Goldfarb	20,449,832	3,254,854	9,053,298
Jeffrey J. Horowitz	19,714,571	3,990,115	9,053,298
Edwin J. Kozlowski	20,449,832	3,254,854	9,053,298
Michael A. Kumin	20,967,181	2,737,505	9,053,298
Michael J. McConnell	21,088,226	2,616,460	9,053,298
Robert G. Trapp, M.D.	21,078,826	2,625,860	9,053,298

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2014.

Voted For	Voted Against	Abstained
30,222,789	80,927	2,454,268

3.	Advisory vote on the compensation of our named executive officers.

Voted For	Voted Against	Abstained	Non-Votes
19,240,258	2,002,037	2,462,391	9,053,298

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     June 6, 2014

VITACOST.COM, INC.

By:	/s/ Mary L. Marbach
Name:	Mary L. Marbach
Title:	Chief Legal Officer and Corporate Secretary